Exhibit 5.1(b)

COSTALDO LAW GROUP P.C.

30 WALL STREET, 8TH FLOOR NEW YORK, NY 10005

TEL 212 709 8333 FAX 212 217 6724 EVAN@COSTALDOLAW.COM

May 13, 2021

The Board of Directors

Data Storage Corporation
48 South Service Road

Melville, New York 11747

Re:  Registration Statement on Form S-1 (File No. 333-253056) and Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended

Ladies and Gentlemen:

We have acted as U.S. securities counsel to Data Storage Corporation, a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (File No. 333-253056) (as amended through the date hereof, the “Initial Registration Statement”) and a registration statement relating to the Initial Registration Statement filed on the date hereof pursuant to Rule 462(b) promulgated under the Securities Act (the “462(b) Registration Statement” and together with the Initial Registration Statement, the “Registration Statement”). The 462(b) Registration Statement relates to the registration by the Company of up to $1,976,000 of the Securities (as defined below) consisting of: (i) units (the “Additional Units”) consisting of (a) up to $920,000 of shares (the “Additional Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”); (ii) up to $1,012,0000 of warrants to purchase shares of Common Stock (the “Additional Common Warrants”) and the shares of Common Stock issuable from time to time upon exercise of the Additional Common Warrants (the “Additional Common Warrant Shares”), including Additional Shares and Additional Common Warrants to purchase Additional Common Warrant Shares for which the Representative (as defined below) has been granted an over-allotment option; and (iii) up to $44,000 of (a) warrants to purchase shares of Common Stock to be issued to the Representative as additional compensation pursuant to the Underwriting Agreement (the “Additional Representative’s Warrants”), and (b) shares of Common Stock issuable upon exercise of the Representative’s Warrant (the “Additional Representative’s Warrant Shares”). The Additional Units, the Additional Shares, the Additional Common Warrants, the Additional Common Warrant Shares, the Additional Representative’s Warrants and the Additional Representative’s Warrant Shares are collectively referred to as the “Securities.” The Securities are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Maxim Group LLC, as representative (the “Representative”) of the several underwriters named therein (the “Underwriters”), the form of which has been filed as Exhibit 1.1 to the Initial Registration Statement.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

We express no opinion herein as to the laws of any state or jurisdiction other than the substantive laws of the State of New York as it relates to the Additional Units, the Additional Common Warrants and the Additional Representative’s Warrants and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that: (i) the Additional Units have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement and in the manner described in the Registration Statement, the Additional Units will be validly issued, fully paid and non-assessable, and will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; (ii) the Additional Common Warrants, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Additional Common Warrants, will constitute legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and (iii) the Additional Representative’s Warrants, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Additional Representative’s Warrants, will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

We consent to the inclusion of this opinion as an exhibit to the 462(b) Registration Statement and further consent to all references to our firm under the caption “Legal Matters” in the Initial Registration Statement and incorporated by reference into the 462(b) Registration Statement.

In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ COSTALDO LAW GROUP P.C.

2